Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (“Amendment”) is made as of December 30, 2007 by and between SUN COMMUNITIES, INC., a Maryland corporation (the “Company”), and BRIAN W. FANNON (“Executive”).
RECITALS:
     A. The Company and Executive entered into that certain Employment Agreement, dated as of February 23, 2005, but effective as of January 1, 2005 (the “Employment Agreement”).
     B. The Company and Executive desire to modify the Employment Agreement in accordance with the terms and conditions of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.
     2. Paragraph 4(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following paragraph 4(e):
     Phantom Stock. In the event that the Executive is employed by the Company on such dates, on each date that the Company pays a dividend on its common stock through May 10, 2007, the Company shall pay the Executive a cash bonus in an amount equal to the amount of the dividend multiplied by the Time Units (as defined below). In the event that the Executive is employed by the Company on May 10, 2007, the Company shall promptly thereafter pay to Executive a cash bonus in an amount equal to the product of the Time Units and the Fair Market Value (as such term is defined in the Company’s Second Amended and Restated 1993 Stock Option Plan) on May 10, 2007. In the event that the Executive is employed by the Company through the initial term of this Agreement (i.e., until at least December 31, 2009), the Company shall pay to Executive, no later than March 10, 2010, a cash bonus in an amount equal to the product of the Performance Units (as defined below) and the Fair Market Value on March 1, 2010. For purposes hereof, (i) “Time Units” means 6,250 (as such number may be appropriately adjusted in the discretion of the Company to take into account any stock dividend, stock split, combination or exchange of shares, or other similar event affecting the capital structure of the Company); and (ii) “Performance Units” means a “specified percentage” of 18,750 (as such number may be appropriately adjusted in the discretion of the Company to take into account any stock dividend, stock split, combination or exchange of shares, or other similar event affecting the capital structure of the Company) (the “Targeted Performance-Based Shares”) determined on the basis of the compound annual growth rate of the Company’s funds from operations per weighted average number of outstanding shares of the Company’s common stock on a fully diluted basis (as determined by reference to the Company’s audited financial statements) (the “Per Share FFO”) for the period commencing January 1, 2005 and ending December 31, 2009 (“CAGR”), determined by comparing the Per Share FFO for the year ending December 31, 2009 to the Per Share FFO for the year ending December 31, 2005, as follows:

		At least 3% but	At least 4% but
CAGR	Less than 3%	less than 4%	less than 5%	At least 5%
Specified Percentage	0	50%	75%	100%
Notwithstanding anything to the contrary herein, (a) the number of Targeted Performance-Based Shares subject to this Agreement may be decreased in the sole and absolute discretion of the Compensation Committee of the Company at any time prior to March 1, 2010 by written notice to Executive; and (b) any Targeted Performance-Based Shares so deducted from this Agreement may be awarded to other employees of the Company in the sole and absolute discretion of the Compensation Committee of the Company. By way of illustration, the Company, by action of its Compensation Committee prior to March 1, 2010, may elect to award all 18,750 Targeted Performance-Based Shares covered by this Agreement to other employees of the Company, in which event Executive shall not be entitled to, and shall not receive, any bonus on the basis of Performance Units.
     3. Except as otherwise modified herein, the Employment Agreement shall remain in full force and effect consistent with its terms.
     4. This Amendment may be executed by the parties in counterparts, each of which shall constitute an original and both of which together shall constitute one and the same agreement. Facsimile copies of signatures to this Amendment shall be deemed to be originals and may be relied upon to the same extent as the originals.
     IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment to Employment Agreement as of the date first above written.

COMPANY:

SUN COMMUNITIES, INC., a Maryland
corporation

By:	/s/ Gary A. Shiffman

Gary A. Shiffman, Chief Executive
Officer

EXECUTIVE:

/s/ Brian W. Fannon

BRIAN W. FANNON